EXHIBIT 99.2

                         URBAN JUICE & SODA COMPANY LTD.

                               1356 Frances Street
                           Vancouver, British Columbia
                                 Canada V5L 1Y9

             NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                               ON AUGUST 27, 1999

       NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders (the "Extraordinary General Meeting" or the "Meeting") of Urban Juice & Soda Company Ltd. ("Urban Canada") will be held at 1356 Frances Street, Vancouver, British Columbia, on August 27, 1999, at 10:00 a.m., local time, for the following purposes:

1. to consider and, if thought fit, pass a special resolution, with or without amendment that:

       a) Urban Canada be authorized to make application to the British Columbia Registrar, the Secretary of State of the State of Wyoming (the "Secretary of State") and the Vancouver Stock Exchange for consent and approval of the continuation of Urban Canada into the state of Wyoming;

       b) Urban Canada be hereby authorized to make application to the Secretary of State for a Certificate of Continuation continuing Urban Canada as if it had been originally incorporated under the WBCA;

       c) Urban Canada adopt the Articles of Continuance (the "Articles of Continuance") in the form approved by the directors of Urban Canada, to become effective when the Secretary of State issues a Certificate of Continuation continuing Urban Canada as if it had been originally incorporated under WBCA;

       d) upon the continuation of Urban Canada into the State of Wyoming, Urban Canada be hereby authorized to file with the British Columbia Registrar a certified copy of the Wyoming Certificate of Continuation issued by the Secretary of State and request that the British Columbia Registrar remove Urban Canada from the register in British Columbia;

       e) the directors of Urban Canada be hereby authorized, in their discretion, to abandon or amend the application for continuation of Urban Canada under the WBCA without further approval of the shareholders; and

       f) the directors and officers of Urban Canada, or any one of them, be hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of Urban Canada or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of this resolution. and

2. to consider such other matters as may properly be brought before the Meeting or any adjournment thereof.

       The accompanying information circular/prospectus provides additional information relating to the matters to be dealt with at the Meeting and is supplemental to and expressly made a part of this Notice of Meeting.

       If you are a registered shareholder of Urban Canada and are unable to attend the Meeting in person, please complete, date and execute the accompanying form of proxy and deposit it with Pacific Corporate Trust Company, Suite 830 - 625 Howe Street, Vancouver, British Columbia, V6C 3B8, not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting.

       If you are a non-registered shareholder of Urban Canada and received these materials through a broker, a financial institution, a participant, a trustee or administrator of a self-administered retirement savings plan, retirement income fund, education savings plan, or other similar self-administered savings or investment plan registered under the INCOME TAX ACT (Canada), or a nominee of any of the foregoing that holds your security on your behalf (the "Intermediary"), please complete and return the materials in accordance with the instructions provided to you by your Intermediary.


       Take notice that pursuant to the British Columbia COMPANY ACT ("Company Act") you may until any time up to 2 days prior to the date of the Meeting give Urban Canada a notice of dissent by registered mail addressed to the company at 1356 Frances Street, Vancouver, British Columbia, Canada V5L 1Y9, with respect to resolution numbered 1 above. As a result of giving a notice of dissent you may, on receiving a notice of intention to act under s. 207 of the Company Act, require Urban Canada to purchase all your shares in respect of which the notice of dissent was given. Shareholders are advised to consult with their own legal advisors respecting the dissent procedures set out in the Company Act.


DATED at Vancouver, British Columbia as of the 23rd of July, 1999.

                           By Order of the Board of Directors of

                           URBAN JUICE & SODA COMPANY LTD.


                           Secretary



YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE EXTRAORDINARY GENERAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. ANY SHAREHOLDER PRESENT AT THE EXTRAORDINARY GENERAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE EXTRAORDINARY GENERAL MEETING. IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, HOWEVER, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE EXTRAORDINARY GENERAL MEETING. PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.



                                      68